[CLARK, SCHAEFER, HACKETT & CO. LETTERHEAD]




                      CLARK, SCHAEFER, HACKETT & CO.



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of Kenwood Bancorp Inc. as of September 301, 996 and 1995, and for each of the years in the two year period ended September 30, 1996, and to all references to our firm included in or made a part of the Registration Statement.


                                   CLARK, SCHAEFER, HACKETT & CO.


                                   /s/ Clark, Schaefer, Hackett & Co.

Cincinnati, OH
February 12, 1997